EXHIBIT B

                              AMENDED AND RESTATED
                          LEE ENTERPRISES, INCORPORATED
                       1977 EMPLOYEES' STOCK PURCHASE PLAN


         This Stock Purchase Plan (herein called "Plan") provides eligible employees of Lee Enterprises, Incorporated, a Delaware corporation (herein called "Company"), and its Designated Subsidiaries, an opportunity to purchase Common Stock of the Company through payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, hereinafter called the Code.

         1.       DEFINITIONS.

                  (a) Subsidiary. A "Subsidiary" is a corporation 50% or more of the outstanding voting stock or voting power of which at the time of the granting of an option under the Plan is beneficially owned directly or indirectly by the Company.

                  (b) Designated Subsidiary. A "Designated Subsidiary" is a subsidiary of the Company whose Eligible Employees shall be authorized to participate in the Plan by the Board of Directors of the Company.

                  (c) Eligible Employee. An "Eligible Employee" is an employee of the Company or of a Designated Subsidiary, except an employee (i) who has been employed by the Company and/or a Designated Subsidiary less than one year as of the Grant Date; or (ii) whose employment is twenty hours or less per week or not more than five months in any calendar year; or (iii) who on a Grant Date is an elected officer or director of the Company; or (iv) who immediately after a Grant Date owns 5% or more of the total combined voting power or value of all classes of stock of the Company.

                  Prior service by an employee with a company whose assets and business relating to such employment have been acquired by the Company or a Designated Subsidiary shall, if so determined by the Board of Directors of the Company, be deemed to constitute employment with the Company or such Designated Subsidiary for the purposes of subparagraph 1(c) (i) hereof.

                  (d) Participant. A "Participant" is an Eligible Employee who elects to participate in the Plan.

                  (e) Offering. An "Offering" is the grant of options to Participants to purchase Common Stock of the Company in accordance with the provisions of the Plan during a prescribed period of time not in excess of one year.

                  (f) Grant Date. The "Grant Date" shall be the date fixed by the Board of Directors for the commencement of an Offering under the Plan, or if no sale of the Company's Common Stock is recorded on the New York Stock Exchange-Composite Transaction Tape on that date, then on the next succeeding date on which there is a sale.

                  (g) Exercise Date. The "Exercise Date" with respect to any Offering is the expiration date of such Offering or if no sale of the Company's Common Stock is recorded on the New York Stock Exchange-Composite Transaction Tape on that date, then the last preceding day on which there was a sale.

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                  (h) Exercise  Price.  The  "Exercise  Price" of each  Offering shall be established by the Board of Directors but in no event shall be less than the lesser of 85% of the fair market value of a share of Common Stock of the Company on the Grant Date or 85% of the fair market value of such share on the Exercise Date; neither shall the Exercise Price be less than the par value of such shares. The fair market value per share on any Grant Date or Exercise Date, as the case may be, shall be the average between the highest and lowest quoted selling price per share of the Company's Common Stock as recorded on the New York Stock Exchange-Composite Transaction Tape on each such date.

                  (i) Basic Compensation. The "Basic Compensation" of each Participant for each payroll period is the regular straight time compensation earned during such payroll period, before any deductions or withholdings, but excluding overtime, bonuses, amount paid as reimbursement of expenses and other additional compensation.

         2. SHARES AVAILABLE FOR PURCHASE. The Company will make available 1,400,000 shares of its Common Stock for purchase under the Plan from authorized but unissued shares or from shares reacquired from time to time.

         3. OFFERINGS. The Board of Directors shall fix the date of each Offering under the Plan, the number of shares to be offered under each Offering, the Exercise Price and the period of time, not more than twelve months, during which the Offering is to remain in effect. No new Offering shall become effective until the prior Offering has expired.


         4. PARTICIPATION-PAYROLL DEDUCTIONS. (a) An Eligible Employee may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company and filed with his or her payroll office prior to the Grant Date of the applicable Offering.

                  (b) At least thirty days prior to the Grant Date the Company shall notify the Eligible Employees of that date and furnish them with the required authorization form.

                  (c) At the time a Participant files his or her authorization for payroll deduction he or she shall elect to have deductions made from his or her pay on each pay day during the time that he or she is a Participant in an Offering at a rate not less than $5.00 per week nor more than 15% of the Basic Compensation which he or she is entitled to receive on such pay day.

                  (d) All payroll deductions made for a Participant shall be deposited in the Company's general corporate account and shall not bear interest. A Participant may not make any separate cash payment into such account or change the amount of the deduction at any time during the period of the Offering. The Company will maintain complete records showing the amount of payroll deductions of each Participant.

                  (e) Payroll deductions for a Participant shall commence on the first pay date following the Grant Date and shall end on the last pay date prior to the Exercise Date to which the payroll deduction authorization is applicable unless he or she elects to discontinue deductions as provided in paragraph 6.

                  (f) No employee of the Company or a Designated Subsidiary may be granted an option hereunder which would permit the employee's rights to purchase stock under this Plan and all other stock purchase plans (as defined in the Code) of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) of fair market value of such stock (determined at the time the option is granted) for each calendar year in which any such option granted to such employee is outstanding at any time.

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         5.       GRANTING OF  OPTIONS-PURCHASE  OF SHARES. (a) If a Participant
                  has filed his or her authorization for a payroll deduction as above provided, the Participant shall be granted an option on the Grant Date of an Offering for as many full or fractional shares as he or she will be able to purchase at the Exercise Price of such Offering with the payroll deductions credited to his or her account during the period of participation in that Offering; provided, however, that if the total number of shares to be purchased by all Participants in such Offering shall exceed the number of shares available for sale through such Offering, a pro rata allocation of the available shares shall be made among all Participants in the Offering based on the amount of their respective payroll deductions up to the Exercise Date of the Offering.

                  (b) Purchase of shares shall be made automatically on the Exercise Date of an Offering. On such date, the Participant's account shall be charged for the amount of the Exercise Price of the number of whole and fractional shares that can be purchased with the credit balance in his or her account.

                  (c) Cash dividends and other cash distributions received by a Participant with respect to the shares held on behalf of a Participant by the Plan administrator will be credited pro rata to the account of a Participant in accordance with his or her interest in the shares with respect to which the dividends or distributions are paid or made, and will be applied, as soon as practicable after receipt thereof by the Plan administrator, to the purchase on the open market of additional shares of the Company's Common Stock, and such shares will be credited to the account of each electing Participant in a pro rata manner. Stock splits or dividends paid in the Company's Common Stock will be allocable to a Participant in whole shares and in fractional shares, as determined by the Plan administrator, in accordance with his or her interest in the shares with respect to which the stock dividend is paid or the stock split relates.

                  If a Participant desires not to have the cash dividends and other cash distributions received on his or her Common Stock reinvested in the Common Stock of the Company, the Participant shall notify the Company by completing the form provided by the Company and filed with his or her payroll office. After receipt of such notice, all cash dividends when declared and received by the Company's Plan administrator will be credited to such Participant in proportion to the number of shares, including fractional shares, held by the Company's Plan administrator for such Participant's account on the dividend record date. Checks will then be issued to such Participant in accordance with the Company's dividend payment policies for its stockholders.

                  (d) The purchase price of shares of the Company's Common Stock purchased by the Plan administrator for a Participant in the Plan with reinvested dividends on any dividend payment date will be the average of the prices paid on the open market by the Plan administrator in making such purchases, rather than the Exercise Price.

                  (e) The Company may, in its discretion, issue a stock certificate representing the shares so purchased by the Plan administrator in the name of a Participant, or if he or she so directs, in his or her name and the name of another person as joint tenants with right of survivorship, and deliver the certificate to such Participant as soon as practicable after the date purchased. Notwithstanding the foregoing, the Company may, in its discretion, issue uncertificated stock representing the full and fractional shares of the Company's Common Stock purchased by or on behalf of a Participant (in lieu of a stock certificate) on the date purchased in the name of the Participant, or if he or she so directs, in his or her name and the name of another person as joint tenants with the right of survivorship, unless the Participant requests the issuance of a stock certificate. Such authorization does not affect shares already represented by certificates until they are surrendered to the Company.

                  Upon the issuance or transfer of uncertificated shares to a Participant, the Company shall send the Participant a written statement containing such information required by Delaware law, the Company's Restated Certificate of Incorporation and the Company's By-Laws, which shall be delivered to such Participant as soon as practical after the date of purchase.

         6. TERMINATION OF PARTICIPATION IN OFFERING. A Participant, at any time and for any reason, may voluntarily terminate participation in an Offering prior to the Exercise Date of the Offering by written notice of termination delivered to his or her payroll office. A Participant shall automatically cease to participate in an Offering if prior to the Exercise Date he or she shall cease to be employed by either the Company or a
                  Designated Subsidiary for reasons other than retirement, disability or death. In either such event no payroll deduction shall thereafter be made with respect to such Participant and the cash balance in his or her payroll deduction account shall be paid to the Participant within 60 days thereafter and any Company Common Stock in such Participant's account purchased in a previous Plan offering shall, upon written notification from the Participant, be transferred to the Participant and any fractional shares shall be paid to the Participant in cash. A Participant whose participation in an Offering has been voluntarily terminated shall forfeit any right to participate in the next succeeding Offering, if any, under the Plan. If a Participant's employment shall be terminated by reason of retirement, death or disability prior to the Exercise Date, he or she (or a designated beneficiary, in the event of death, or if none, his or her legal representative) shall have the right, within 90 days thereafter, to elect to have the balance in the Participant's payroll deduction account either paid in cash or applied toward the purchase of Company stock and any Company Common Stock in such Participant's account purchased in a previous Plan offering shall, upon written notification from the Participant, be transferred to the Participant and any fractional shares shall be paid to the Participant in cash. Except as above provided, no Participant may withdraw any amounts withheld by payroll deductions, in whole or in part.

         7. RIGHTS AS A STOCKHOLDER. None of the rights or privileges of a stockholder of the Company shall exist with respect to shares purchased under the Plan unless and until a certificate or certificates or written statement in respect of uncertificated shares shall have been issued to a Participant or legal representative of his or her estate.

         8. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during the Participant's lifetime only by the Participant.

         9. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be used for any corporate purposes.

         10. ADJUSTMENTS IN CASE OF CHANGES AFFECTING STOCK. In the event of a recapitalization, stock dividend, stock split or other change in capitalization affecting the Company's present Common Stock, appropriate adjustment may be made by the Board of Directors in the number (including the number specified in paragraph 2) and kind of shares and the Exercise Price of shares which are or may become subject to options granted or to be granted hereunder.

         11. AMENDMENTS TO PLAN. The Board of Directors of the Company, at any time, or from time to time, may amend, suspend, or terminate this Plan, provided, however, that except to conform the Plan to the requirements of the Internal Revenue Code, no amendment shall be made (i) increasing or decreasing the number of shares authorized for this Plan (other than as provided in Section 10), (ii) changing the formula for determining the Exercise Price per share, or (iii) further limiting the employees of the Company or its Subsidiaries who may participate in this Plan.

         12. VALUATIONS. All valuations hereunder shall be based upon the New York Stock Exchange-Composite Transaction Tape.

         13. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver its Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

         14.      EFFECTIVE  DATE OF PLAN.  The Plan became  effective on May 1,
                  1978.